Exhibit 6(k)

FOURTH LOAN MODIFICATION AGREEMENT

THIS FOURTH LOAN MODIFICATION AGREEMENT (this “Fourth Modification") is made and entered into as of the             day of December, 2023, but effective as of November 12, 2023 (the “Effective Date”), by and among BARRINGTON BANK & TRUST COMPANY, N.A., ("Lender"), and LAKE MEAD DEVELOPMENT, LLC, a Delaware limited liability company (“Borrower" and “Trustor”), and GARO KHOLAMIAN (“Guarantor”).

WITNESSETH:

WHEREAS, Borrower is the owner of certain real estate (the "Premises") commonly known as 390 W. Lake Mead Parkway, located in the City of Henderson, County of Clark, State of Nevada and more particularly described in the Mortgage (as hereinafter defined); and

WHEREAS, Lender has heretofore made a first mortgage term loan (the "Loan") to Borrower in the stated principal sum of Two Million Seven Hundred Thousand Dollars and No Cents ($2,700,000.00); and

WHEREAS, the current unpaid principal balance of the Loan is One Million Seven Hundred Fifty Thousand Five Hundred Twenty Four Dollars and No Cents ($1,750,524.00); and

WHEREAS, the Loan is evidenced and secured by the following documents in favor of Lender (hereinafter defined and all other documents evidencing, securing or otherwise governing the Loan are collectively referred to as the "Loan Documents") each of which is dated as of November 12, 2015 unless otherwise stated:

(a)            Note (the "Note") made by Borrower in the stated principal sum of Two Million Seven Hundred Thousand Dollars and No Cents ($2,700,000.00), as amended from time to time;

(b)            Guaranty (the “Guaranty”) made by Guarantor in favor of Lender;

(c)            Deed of Trust, Assignment of Rents, Security Agreement, and Fixture Filing (the "Mortgage") made by Borrower encumbering the Premises and the improvements thereon and all other property, assets and collateral therein described, which Mortgage was recorded in the Office of the Recorder of Deeds of Clark County, Nevada (herein called the "Recorder's Office") as Document No. 20151116-0001627;

(d)            Security Agreement made by Borrower to Lender;

(e)            Undated Uniform Commercial Code Financing Statements made by Borrower, as debtor, to Lender, as secured party, recorded in the Recorder's Office as Document No. 20151116-0001628, filed with the Nevada Secretary of State as Document No. 2015031170-9 and filed with the Delaware Secretary of State as Document No. 20155314348;

(f)             Environmental Indemnity Agreement made by Borrower and Guarantor in favor of Lender;

(g)            Closing Certificate made by Borrower and Guarantor in favor of Lender;

(h)            Loan Modification Agreement made by and among Borrower, Guarantor and Lender dated November 3, 2017 which was recorded in the Recorder’s Office as Document No. 20171109-0001963;

(i)             Second Loan Modification Agreement made by and among Borrower, Guarantor and Lender dated November 5, 2020 which was recorded in the Recorder’s Office as Document No. 20201208-0001829; and

(j)             Third Loan Modification Agreement made by and among Borrower, Guarantor and Lender, dated April 21, 2022; and

WHEREAS, Lender and Borrower have agreed to certain modifications to the Loan Documents; and

WHEREAS, the agreements of the parties are set forth herein and limited to this Fourth Modification.

AGREEMENT

NOW, THEREFORE, for valuable considerations, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:

1.            Preambles. The preambles hereto are incorporated herein by reference as fully and with the same force and effect as if each and every term, provision and condition thereof was specifically recited herein at length.

2.            Definitions. All terms herein not otherwise defined shall have the same meanings as in the Note, Mortgage and in the other Loan Documents.

3.            Maturity Date. Notwithstanding anything contained in the Loan Documents to the contrary, the Maturity Date is hereby extended to November 12, 2025. All references in the Loan Documents to the “Maturity Date” shall mean and refer to the “Maturity Date” as hereby modified.

4.            Regular Rate. Notwithstanding anything contained in the Loan Documents to the contrary, effective as of the Effective Date, interest payable calculated on the unpaid principal balance of the Loan shall be a fixed rate of 6.75% per annum.

5.            Deposit. On or before the date of this Fourth Modification, Borrower shall deposit an amount equal to One Hundred Five Thousand Dollars and No Cents ($105,000.00) into an account at Lender and solely controlled by Lender.

6.            Amendment to Note. The Note is modified to conform to the terms and provisions hereof and the amendments and modifications to the Loan and Loan Documents effected hereby.

7.            Amendment to Mortgage. The Mortgage is modified to secure the Note as hereby modified and is deemed amended to conform to the terms and provisions hereof and the amendments and modifications to the Loan and Loan Documents effected hereby.

8.            Amendment to Loan Documents. The Loan Documents are modified to secure the Note as hereby modified and are deemed amended to conform to the terms and provisions hereof and the amendments and modifications to the Loan and Loan Documents effected hereby.

9.            Continued Priority. In the event that, by virtue of any of the terms, conditions and provisions of this Fourth Modification, a lien or other property interest in the Premises otherwise junior in priority to the liens created by the Loan Documents shall gain superiority over the liens created by the Loan Documents, this Fourth Modification shall, nunc pro tunc, be null and void without further action of the parties hereto to the fullest extent as if it had never been executed, to the end that the priority of the Loan Documents shall not be impaired.

10.          Lender Expenses. Borrower agrees to pay the amount of all costs, fees and expenses (including but not limited to reasonable legal fees) incurred by Lender in connection with the preparation of this Fourth Modification and the Loan Documents. Such of the foregoing as are incurred prior to the execution and delivery of this Fourth Modification shall be paid concurrent with such execution and delivery. All other fees, costs and expenses shall be paid within five (5) business days after notice from Lender of the amount due and the reason therefor.

11.          Non-Waiver. In the event Lender shall at any time or from time to time disburse portions of the Loan without Borrower first satisfying all conditions precedent set forth herein or in the Loan Documents, Lender shall not thereby be deemed to have waived its right to require such satisfaction of the same or other condition as a condition precedent to its obligations to make further disbursement of the Loan.

12.          Ratification. The Loan Documents are hereby ratified, confirmed and approved and are and shall remain in full force and effect pursuant to the terms and conditions set forth therein, except to the extent otherwise expressly modified hereby. Each of the Loan Documents is hereby modified and amended so that all reference to such documents shall be deemed to be a reference to the Loan Documents as hereby modified and amended.

13.          Joinder of Guarantor. Notwithstanding anything to the contrary contained herein Guarantor has entered into this Fourth Modification for the purpose of ratifying and confirming Guarantor’s obligations under the Guaranty, as amended hereby, and to acknowledge that the Guaranty and the other Loan Documents, as amended hereby, remain in full force and effect.

14.          Counterpart. This Fourth Modification may be executed in separate counterparts and such counterparts, taken together, shall constitute a fully executed and enforceable Fourth Modification.

(Remainder of Page Intentionally Blank; Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Fourth Modification as of the day, month and year first written above.

"BORROWER" and “TRUSTOR”	“LENDER”

LAKE MEAD DEVELOPMENT, LLC, a Delaware limited liability company	BARRINGTON BANK & TRUST COMPANY, N.A.

By: GK Development, Inc., an Illinois corporation, Its Manager	By:
Name:
Title:
By:
Garo Kholamian, President

“GUARANTOR”

GARO KHOLAMIAN

SIGNATURE PAGE – FOURTH MODIFICATION

BARRINGTON BANK / LAKE MEAD DEVELOPMENT LLC

STATE OF ILLINOIS	)
)ss.
COUNTY OF COOK	)

I, the undersigned, a Notary Public in and for the county and state aforesaid, do hereby certify that Garo Kholamian, the President of GK Development, Inc., an Illinois corporation, the manager of LAKE MEAD DEVELOPMENT, LLC, a Delaware limited liability company, personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me in person and acknowledged that he signed, sealed and delivered the said instrument as his free and voluntary act and as the free and voluntary act of LAKE MEAD DEVELOPMENT, LLC, for the uses and purposes therein set forth.

Given under my hand and notarial seal this ____ day of                                     , 2023.

Notary Public
Name: ________________________________________________
My Commission Expires: _________________________________

STATE OF ILLINOIS	)
)ss.
COUNTY OF COOK	)

I, the undersigned, a Notary Public in and for the county and state aforesaid, do hereby certify that Garo Kholamian, personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me in person and acknowledged that he signed, sealed and delivered the said instrument as his free and voluntary for the uses and purposes therein set forth.

Given under my hand and notarial seal this ____ day of                                     , 2023.

Notary Public
Name: ________________________________________________
My Commission Expires: _________________________________

NOTARY PAGE – FOURTH MODIFICATION

BARRINGTON BANK / LAKE MEAD DEVELOPMENT LLC

STATE OF ILLINOIS	)
)ss.
COUNTY OF COOK	)

I, the undersigned, a Notary Public in and for the county and state aforesaid, do hereby certify that _______________, the __________________ of Barrington Bank & Trust Company, N.A., personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me in person and acknowledged that they signed, sealed and delivered the said instrument as their free and voluntary act and as the free and voluntary act of Barrington Bank & Trust Company, N.A., for the uses and purposes therein set forth.

Given under my hand and notarial seal this ____ day of                                     , 2023.

Notary Public
Name: ________________________________________________
My Commission Expires: _________________________________